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================================================================================

    As filed with the Securities and Exchange Commission on November 7, 2000
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                             NETERGY NETWORKS, INC.

             (Exact name of Registrant as specified in its charter)
                                   ----------

           DELAWARE                                              77-0142404
  (State or other jurisdiction of                      (I.R.S. Employer Identification
   incorporation or organization)                                  Number)

                           2445 MISSION COLLEGE BLVD.
                              SANTA CLARA, CA 95054
                    (Address of principal executive offices)

                                   ----------

                                 1996 STOCK PLAN
                            1996 DIRECTOR OPTION PLAN

                                   ----------

                                   PAUL VOOIS
                           CHIEF EXECUTIVE OFFICER AND
                              CHAIRMAN OF THE BOARD
                             NETERGY NETWORKS, INC.
                           2445 MISSION COLLEGE BLVD.
                              SANTA CLARA, CA 95054
                                 (408) 727-1885
            (Name, address and telephone number of agent for service)

                                   ----------

                                    Copy to:
                             John T. Sheridan, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304

                                   ----------

==================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                 Proposed Maximum  Proposed Maximum     Amount of
                                                  Amount to be    Offering Price      Aggregate       Registration
   Title of Securities to be Registered            Registered        Per Share       Offering Price        Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share:
Issued under 8x8, Inc. 1996 Stock Plan(3)......     3,771,287       $7.1928(1)     $23,960,617        $6,326

Common Stock, $0.001 par value per share:
Issued under 8x8, Inc. 1996 Director Option
Plan(4)........................................       350,000       $5.7428(2)     $ 1,612,109        $  426


(1) Estimated in part in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 1, 2000, which was $3.9531 per share, for a total of 2,187,861 shares not yet subject to outstanding options under the plan, and in part in accordance with Rule 457(h) for a total of 1,583,426 shares subject to outstanding options under the plan with a weighted average exercise price of $9.67 per share. The proposed offering price per share is the weighted average of the foregoing estimates.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 1, 2000, which was $3.9531 per share, for a total of 275,000 shares not yet subject to outstanding options under the plan, and in part in accordance with Rule 457(h) for a total of 75,000 shares subject to outstanding options under the plan with a weighted average exercise price of $7.00 per share. The proposed offering price per share is the weighted average of the foregoing estimates.

(3) Pursuant of Rule 429 adopted pursuant to the Securities Act of 1933, as amended, the prospectus delivered to participants under the 1996 Stock Plan also relates to 1,500,000 shares previously registered under Form S-8, Registration Number 333-30943 and 764,680 shares previously registered under Form S-8, Registration Number 333-50519. (4) Pursuant of Rule 429 adopted pursuant to the Securities Act of 1933, as amended, the prospectus delivered to participants under the 1999 Director Option Plan also relates to 150,000 shares previously registered under Form S-8, Registration Number 333-30943.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        Netergy Networks, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2000.

                (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2000.

                (iii) The Company's Periodic Reports on Form 8-K filed on May 23, 2000, May 26, 2000 and July 14, 2000 (as amended on September 12, 2000).

                (iv) Our Proxy Statement dated July 7, 2000, filed in connection with our 2000 Annual Meeting of Stockholders.

                (v) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company document referred to in (i) above.

                (vi) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 000-21783) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such



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indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 8 of the Company's Amended and Restated Certificate of Incorporation and Article 6 of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into agreements with its officers and directors which require the Company to indemnify its officers and directors to the maximum extent permitted under Delaware law.

Item 7. Exemption From Registration Claimed

        Not applicable.

Item 8. Exhibits

         3     Certificate of Amendment of the Registrant, filed August 15, 2000

         4.1 1996 Stock Plan, as amended, and form of Stock Option Agreement thereunder

         4.2 1996 Director Option Plan and form of Stock Option Agreement thereunder

         5.1   Opinion of counsel as to legality of securities being registered

        23.1   Consent of Independent Accountants

        23.2   Consent of Counsel (contained in Exhibit 5.1)

        24.1   Power of Attorney (contained on signature page)

Item 9. Undertakings

        (a) Rule 415 Offering The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference



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

        The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for acceleration of effective date or filing of registration statement on Form S-8

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 2, 2000.

                                            Netergy Networks, Inc.

                                            By:   /s/ Paul Voois
                                               ---------------------------------
                                               Paul Voois
                                               Chief Executive Officer and
                                               Chairman of the Board



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

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Voois and David M. Stoll jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                 Title                                Date
             ---------                                 -----                                ----
 /s/ Paul Voois                             Chairman of the Board,                     November 2, 2000
------------------------------------        President and Chief Executive
Paul Voois                                  Officer

 /s/ David M. Stoll                         Chief Financial Officer and Vice           November 2, 2000
------------------------------------        President, Finance (Principal Financial
David M. Stoll                              and Accounting Officer)

                                            Director                                   November 2, 2000
------------------------------------
Lee Camp

                                            Director                                   November 2, 2000
------------------------------------
Bernd Girod

 /s/ Guy L. Hecker                          Director                                   November 2, 2000
---------------------------------
Guy L. Hecker

 /s/ Christos Lagomichos                    Director                                   November 2, 2000
------------------------------------
Christos Lagomichos

 /s/ Joe Markee                             Director                                   November 2, 2000
------------------------------------
Joe Markee

 /s/ William Tai                            Director                                   November 2, 2000
------------------------------------
William Tai



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                                  EXHIBIT INDEX

  Exhibit
  Number
    3        Certificate of Amendment of the Registrant, filed August 15, 2000

    4.1      1996 Stock Plan, as amended, and form of Stock Option Agreement thereunder

    4.2      1996 Director Option Plan as amended and form of Stock Option Agreement thereunder

    5.1      Opinion of counsel as to legality of securities being registered

   23.1      Consent of Independent Accountants

   23.2      Consent of Counsel (contained in Exhibit 5.1)

   24.1      Power of Attorney (contained on signature page)



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